UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 20, 2024

MAG MAGNA CORP.

(Exact name of registrant as specified in its charter)

Wyoming	333-268561	98-1626237
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Oleg Bilinski

Chief Executive Officer

325 W Washington St Ste 2877

San Diego, CA 92103

(Address of principal executive offices, zip code)

+ 1620-4692043

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On May 20, 2024, Mag Magna Corp. (the “Registrant”) approved the dismissal of BF Borgers CPA PC as the Registrant's independent registered public accounting firm.

During the fiscal years ended April 30, 2023 and 2022 and the subsequent interim period through May 20, 2024, the Registrant did not experience any disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K, between itself and BF Borgers CPA PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BF Borgers CPA PC’s satisfaction, would have caused BF Borgers CPA PC to make reference to such disagreements in its audit reports.

The Registrant has provided a copy of the foregoing disclosures to BF Borgers CPA PC and requested that BF Borgers CPA PC furnish it with a letter addressed to the Securities and Exchange Commission stating whether BF Borgers CPA PC agrees with the above statements. A copy of BF Borgers CPA PC’s letter, dated May 21, 2024, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from BF Borgers CPA PC to the Securities and Exchange Commission dated May 21, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2024

Mag Magna Corp.

By:	/s/ Oleg Bilinski
	Name:	Oleg Bilinski
	Title:	Director, President, Chief Executive Officer, Treasurer, and Secretary